Exhibit 10

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE AGREEMENT (the “Third Amendment”) is entered into as of the 28 day of March, 2013, by and between Prologis, L.P., a Delaware limited partnership (“Landlord”), formerly known as AMB Property, L.P. a Delaware limited partnership and Capstone Turbine Corporation, a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant have entered into a Lease dated September 25, 2000 as amended by First Amendment to Lease dated October 7, 2008 and Second Amendment to Lease dated August 11, 2009 (collectively “Lease”), pursuant to which Landlord leased to Tenant certain premises consisting of approximately 78,711 square feet located at 16640 Stagg Street, Van Nuys, California 91406 (the “Premises”).

WHEREAS, Landlord and Tenant desire to modify the Lease on the terms and conditions set forth below.

A G R E E M E N T:

NOW THEREFORE, in consideration of the Premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.                            The Lease Term is extended for sixty (60) months, such that the Lease shall terminate on December 31, 2017 (the “Second Extension Term”). The Second Extension Term shall commence on January 1, 2013 (“Second Extension Term Effective Date”). All of the terms and conditions of the Lease shall remain in full force and effect during such extension period except that the Monthly Base Rent shall be as follows:

Period			Monthly Base Rent
January 1, 2013	through	June 30, 2015	$60,371.34
July 1, 2015	through	December 31, 2017	$64,899.19

2.                            Except as otherwise expressly provided herein, all defined terms used in this Third Amendment shall have the same respective meanings as are provided for such defined terms in the Lease. Tenant shall accept the Premises in its “as is” condition and shall pay Operating Expenses as provided in the Lease during the Second Extension Term.

3.                           Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

4.                            Insofar as the specific terms and provisions of this Third Amendment purport to amend or modify or are in conflict with the specific terms, provisions and exhibits of the Lease, the terms and provisions of this Third Amendment shall govern and control; in all other respects, the terms, provisions and exhibits of the Lease shall remain unmodified and in full force and effect.

5.                           Landlord and Tenant hereby agree that (i) this Third Amendment is incorporated into and made a part of the Lease, (ii) any and all references to the Lease hereinafter shall include this Third Amendment, and (iii) the Lease and all terms, conditions and provisions of the Lease are in full force and effect as of the date hereof, except as expressly modified and amended hereinabove.

6.                            Any obligation or liability whatsoever of Prologis, a Maryland real estate investment trust, which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

IN WITNESS WHEREOF, the parties hereto have signed this Third Amendment as of the day and year first above written.

TENANT:		LANDLORD:
Capstone Turbine Corporation		PROLOGIS, L.P.
a Delaware corporation		a Delaware limited partnership

		By:	Prologis, Inc., a Maryland corporation, its general partner

By:	/s/ Edward Reich	By:	/s/ Douglas McGregor
Name:	Edward Reich	Name:	Douglas McGregor
Title:	CFO	Title:	Senior Vice President, Head of Operations –
Southwest Region